Exhibit 99.1

PMC-Sierra Reports Fourth Quarter 2009 Results

Q4’09 Net Income of $0.17 Per Share (Non-GAAP); Q4’09 Revenues Increase 15.4% Year over Year

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 28, 2010--PMC-Sierra, Inc. (Nasdaq:PMCS), the premier Internet infrastructure semiconductor solution provider, today reported results for the fourth quarter and year ended December 27, 2009.

Net revenues in the fourth quarter of 2009 were $139.5 million, compared with $120.8 million in the fourth quarter of 2008 and $130.9 million reported in the third quarter of 2009. Revenues in the fourth quarter of 2009 increased 15.4% year over year and 6.6% sequentially.

Net income in the fourth quarter of 2009 on a GAAP basis was $15.1 million (GAAP diluted net income per share of $0.06). This compares with GAAP net income of $8.8 million (GAAP diluted net income per share of $0.04) in the fourth quarter of 2008 and GAAP net income of $27.8 million (GAAP diluted net income per share of $0.12) in the third quarter of 2009.

Non-GAAP net income in the fourth quarter of 2009 was $39.2 million (non-GAAP diluted net income per share of $0.17). This compares with non-GAAP net income in the fourth quarter of 2008 of $16.8 million (non-GAAP diluted net income per share of $0.08) and non-GAAP net income in the third quarter of 2009 of $34.5 million (non-GAAP diluted net income per share of $0.15).

Non-GAAP net income for the fourth quarter of 2009 excludes the following items: (i) $5.2 million in stock-based compensation expense; (ii) $9.8 million in amortization of purchased intangible assets; (iii) $0.1 million in restructuring costs; (iv) $2.4 million foreign exchange loss on foreign tax liabilities; (v) $0.8 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and (vi) a $5.8 million income tax provision.

“In the fourth quarter of 2009, our quarterly revenues returned to the peak levels achieved in 2008 based on strong growth in our Enterprise Storage and Microprocessor businesses,” said Greg Lang, president and chief executive officer of PMC-Sierra.

For the year ended December 27, 2009, net revenues were $496.1 million compared with $525.1 million for the year ended December 28, 2008, a decrease of 5.5% year over year.

GAAP net income in 2009 was $46.9 million (GAAP diluted net income per share of $0.20), compared with GAAP net income of $128.3 million (GAAP diluted net income per share of $0.57) for the prior year. Non-GAAP net income in 2009 was $115.8 million (non-GAAP diluted net income per share of $0.50), compared with the prior year’s non-GAAP net income of $99.4 million (non-GAAP diluted net income per share of $0.44).

For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

The Company announced the following in the fourth quarter of 2009:

  PROMISE Technology selected PMC-Sierra’s PM8011 SRC 8x6G 6Gb/s SAS RAID-on-Chip for its SuperTrak 6G SAS RAID controller cards targeted at OEM, SMB and entry-level storage markets.
  PMC-Sierra achieved interoperability between its 10G EPON ONT chipset and Alloptic’s edge10™ OLT, providing a fully interoperable EPON system that is ready for the mass MSO market.
  Aztech, a broadband equipment manufacturer based in Singapore, selected PMC-Sierra’s PAS7401 SoC for its GPON Optical Network Terminal (ONT) design. Aztech’s GPON 200E4 - 4 Port Gigabit Bridge ONT targets residential and SOHO deployments in fast-growing Asia Pacific FTTH markets where maximum performance and multiple GbE interfaces are required.
  PMC-Sierra’s HyPHY 20G was named to EDN’s annual Hot 100 Electronic Products list for 2009, among only six outstanding product introductions chosen in the Communications and Networking category. The International Engineering Consortium (IEC) also selected HyPHY 20G and 10G as finalists for its 2010 DesignVision award in the Semiconductor Components and ICs category.
  PMC-Sierra was named one of the top 10 competitive telecom brands in the optical communications industry in China by the Asia-Pacific Optical Communications Committee and the China Institute of Communications. PMC was the only semiconductor solution provider recognized in the top 10 list, which also included Huawei, FiberHome, ZTE, Alcatel-Lucent and Ericsson.

Fourth Quarter 2009 Conference Call

Management will review the fourth quarter 2009 results and provide guidance for the first quarter of 2010 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on January 28, 2010. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial 416-642-5213 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 647-436-0148 using the access code 9186424. A replay of the webcast will be available for five business days.

First Quarter 2010 Conference Call

PMC-Sierra is planning to release its results for the first quarter of 2010 on April 22, 2010. A conference call will be held on the day of the release to review the quarter and provide an outlook for the second quarter of 2010.

Safe Harbor Statement

The Company’s SEC filings describe more fully the risks associated with the Company’s business including PMC-Sierra’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, and other items such as foreign exchange rates. Reported results should not be considered as an indication of future performance and the Company does not undertake any obligation to update the forward-looking statements.

About PMC-Sierra

PMC-Sierra®, the premier Internet infrastructure semiconductor solution provider, offers its customers technical and sales support worldwide through a network of offices in North America, Europe, Israel and Asia. PMC-Sierra provides semiconductor solutions for Enterprise Storage, Wide Area Network Infrastructure, Fiber To The Home, and Laser Printer/SMB NAS markets. The Company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

© Copyright PMC-Sierra, Inc. 2010. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. Other product and company names mentioned herein may be trademarks of their respective owners.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2009	2009	2008	2009	2008
			As adjusted *		As adjusted *

Net revenues	$139,497	$130,876	$120,840	$496,139	$525,075
Cost of revenues	44,583	44,432	41,890	165,231	181,642
Gross profit	94,914	86,444	78,950	330,908	343,433

Other costs and expenses:
Research and development	38,350	35,823	40,649	149,184	157,642
Selling, general and administrative	21,088	19,743	21,578	84,942	93,532
Amortization of purchased intangible assets	9,836	9,836	9,836	39,344	39,344
Restructuring costs and other charges	75	175	39	888	824
Income from operations	25,565	20,867	6,848	56,550	52,091

Other income (expense):
Gain on sale of investment securities	171	-	-	171	-
Amortization of debt issue costs	(50)	(50)	(80)	(200)	(412)
Loss on subleased facilities	-	-	-	(538)	-
Foreign exchange gain (loss)	(2,480)	(1,094)	5,103	(2,371)	8,068
Interest expense, net	(372)	(487)	(1,379)	(2,511)	(757)
Gain on repurchase of senior convertible notes, net	-	-	10,049	-	14,980
Recovery on investments	-	-	-	-	400
Asset impairment	-	-	(4,300)	-	(4,300)
Loss on investment securities	-	-	-	-	(11,790)
Income before (provision for) recovery of income taxes	22,834	19,236	16,241	51,101	58,280
(Provision for) recovery of income taxes	(7,708)	8,583	(7,428)	(4,224)	70,017
Net income	$15,126	$27,819	$8,813	$46,877	$128,297

Net income per common share - basic	$0.07	$0.12	$0.04	$0.21	$0.58
Net income per common share - diluted	$0.06	$0.12	$0.04	$0.20	$0.57

Shares used in per share calculation - basic	229,070	227,123	223,363	226,225	221,659
Shares used in per share calculation - diluted	233,751	231,863	224,029	229,567	223,687

 *  Effective December 29, 2008, the Company retrospectively adopted Financial Accounting Standards Board Accounting Standards Codification 470, the Debt Topic for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements).  Accordingly, the comparative condensed consolidated financial statements have been adjusted.

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, restructuring costs and other charges, other income (expense), provision for (recovery of) income taxes, operating expenses, operating income, operating margin percentage, net income, and basic and diluted net income per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis.  Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results.  In addition, the measures are used for planning and forecasting of the Company's future periods.  However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.  Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.

Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense, Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets, Restructuring Costs and Other Charges, Other Income (Expense), Provision for (Recovery of) Income Taxes, Operating Expenses, Operating Income, Operating Margin Percentage, Net Income, and Basic and Diluted Net Income Per Share

(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2009(1)	2009(2)	2008(3)	2009(4)	2008(5)
			As adjusted *		As adjusted *

GAAP cost of revenues	$44,583	$44,432	$41,890	$165,231	$181,642
Stock-based compensation	(199)	(149)	(165)	(779)	(1,123)
Non-GAAP cost of revenues	$44,384	$44,283	$41,725	$164,452	$180,519

GAAP gross profit	$94,914	$86,444	$78,950	$330,908	$343,433
Stock-based compensation	199	149	165	779	1,123
Non-GAAP gross profit	$95,113	$86,593	$79,115	$331,687	$344,556

Non-GAAP gross profit %	68%	66%	65%	67%	66%

GAAP research and development expense	$38,350	$35,823	$40,649	$149,184	$157,642
Stock-based compensation	(2,099)	(2,173)	(2,369)	(8,665)	(11,176)
Exclusion of termination costs	-	129	-	(1,039)	-
Non-GAAP research and development expense	$36,251	$33,779	$38,280	$139,480	$146,466

GAAP selling, general and administrative expense	$21,088	$19,743	$21,578	$84,942	$93,532
Stock-based compensation	(2,886)	(2,798)	(2,585)	(11,952)	(12,539)
Exclusion of termination costs	-	147	-	(624)	-
Non-GAAP selling, general and administrative expense	$18,202	$17,092	$18,993	$72,366	$80,993

GAAP amortization of purchased intangible assets	$9,836	$9,836	$9,836	$39,344	$39,344
Exclusion of amortization of purchased intangible assets	(9,836)	(9,836)	(9,836)	(39,344)	(39,344)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP restructuring costs and other charges	$75	$175	$39	$888	$824
Exclusion of restructuring costs and other charges	(75)	(175)	(39)	(888)	(824)
Non-GAAP restructuring costs and other charges	$-	$-	$-	$-	$-

GAAP other income (expense)	$(2,731)	$(1,631)	$9,393	$(5,449)	$6,189
Loss on subleased facilities	-	-	-	538	-
Foreign exchange loss (gain) on foreign tax liabilities	2,403	978	(4,541)	2,694	(8,165)
Accretion of the debt discount related to the senior convertible notes	772	757	1,137	2,999	5,617
Gain on repurchase of senior convertible notes, net	-	-	(10,049)	-	(14,980)
Recovery of investment loss	-	-	-	-	(400)
Asset impairment	-	-	4,300	-	4,300
Loss on investment securities	-	-	-	-	11,790
Non-GAAP other income	$444	$104	$240	$782	$4,351

GAAP provision for (recovery of) income taxes	$7,708	$(8,583)	$7,428	$4,224	$(70,017)
(Provision for) recovery of income tax matters	(5,837)	9,884	(2,152)	567	92,058
Non-GAAP provision for income taxes	$1,871	$1,301	$5,276	$4,791	$22,041

	Three Months Ended			Twelve Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2009(1)	2009(2)	2008(3)	2009(4)	2008(5)
			As adjusted *		As adjusted *

GAAP operating expenses	$69,349	$65,577	$72,102	$274,358	$291,342
Stock-based compensation	(4,985)	(4,971)	(4,954)	(20,617)	(23,715)
Exclusion of termination costs	-	276	-	(1,663)	-
Exclusion of amortization of purchased intangible assets	(9,836)	(9,836)	(9,836)	(39,344)	(39,344)
Exclusion of restructuring costs and other charges	(75)	(175)	(39)	(888)	(824)
Non-GAAP operating expenses	$54,453	$50,871	$57,273	$211,846	$227,459

GAAP operating income	$25,565	$20,867	$6,848	$56,550	$52,091
Stock-based compensation	5,184	5,120	5,119	21,396	24,838
Exclusion of termination costs	-	(276)	-	1,663	-
Exclusion of amortization of purchased intangible assets	9,836	9,836	9,836	39,344	39,344
Exclusion of restructuring costs and other charges	75	175	39	888	824
Non-GAAP operating income	$40,660	$35,722	$21,842	$119,841	$117,097

Non-GAAP operating margin %	29%	27%	18%	24%	22%

GAAP net income	$15,126	$27,819	$8,813	$46,877	$128,297
Stock-based compensation	5,184	5,120	5,119	21,396	24,838
Exclusion of termination costs	-	(276)	-	1,663	-
Exclusion of amortization of purchased intangible assets	9,836	9,836	9,836	39,344	39,344
Exclusion of restructuring costs and other charges	75	175	39	888	824
Loss on subleased facilities	-	-	-	538	-
Foreign exchange loss (gain) on foreign tax liabilities	2,403	978	(4,541)	2,694	(8,165)
Accretion of the debt discount related to the senior convertible notes	772	757	1,137	2,999	5,617
Gain on repurchase of senior convertible notes, net	-	-	(10,049)	-	(14,980)
Recovery of investment loss	-	-	-	-	(400)
Asset impairment	-	-	4,300	-	4,300
Loss on investment securities	-	-	-	-	11,790
Provision for (recovery of) income tax matters	5,837	(9,884)	2,152	(567)	(92,058)
Non-GAAP net income	$39,233	$34,525	$16,806	$115,832	$99,407

Non-GAAP net income per share - basic	$0.17	$0.15	$0.08	$0.51	$0.45
Non-GAAP net income per share - diluted	$0.17	$0.15	$0.08	$0.50	$0.44

Shares used to calculate non-GAAP net income per share - basic	229,070	227,123	223,363	226,225	221,659
Shares used to calculate non-GAAP net income per share - diluted	233,751	231,863	224,029	229,567	223,687

Non-GAAP adjustments

(1) $5.2 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $0.1 million restructuring costs; $2.4 million foreign exchange loss on foreign tax liabilities; $0.8 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $5.8 million income tax provision which includes $1.9 million net deferred tax provision relating to foreign exchange translation of a foreign subsidiary, $1.8 million tax effect on inter-company transactions, $1.8 million year-end tax adjustments including those based on completed filings and assessments received from tax authorities, $0.5 million arrears interest relating to unrecognized tax benefits, and $0.2 million income tax recovery related to the adjustments above.

(2) $5.1 million stock-based compensation expense; $0.3 million recovery of previously accrued termination costs; $9.8 million amortization of purchased intangible assets; $0.2 million restructuring costs; $1.0 million foreign exchange loss on foreign tax liabilities; $0.8 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $9.9 million income tax recovery which includes $9.4 million net deferred tax recovery relating to foreign exchange translation of a foreign subsidiary, $0.3 million arrears interest relating to unrecognized tax benefits, $1.0 million tax effect on inter-company transactions, $0.8 million tax adjustments based on completed filings and assessments received from tax authorities, and $1.0 million income tax recovery related to the adjustments above.

(3) $5.1 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $4.5 million foreign exchange gain on foreign tax liabilities; $1.1 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $10.0 million gain on repurchase of senior convertible notes, net; $4.3 million asset impairment; and $2.2 million net income tax effects comprised of $0.4 million income tax recovery related to adjustments above, $5.6 million deferred tax expense relating to unrealized gain on foreign exchange translation of a foreign subsidiary, $4.3 million reversal of unrecognized tax benefits and related interest, and $1.3 million tax adjustments based on completed filings and assessments received from tax authorities.

(4) $21.4 million stock-based compensation expense; $1.7 million of termination costs; $39.3 million amortization of purchased intangible assets; $0.9 million restructuring costs; $0.5 million loss on subleased facilities; $2.7 million foreign exchange loss on foreign tax liabilities; $3.0 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $0.6 million income tax recovery which includes $6.5 million net deferred tax recovery relating to foreign exchange translation of a foreign subsidiary, $5.0 million tax effect on intercompany transactions, $1.5 million year end tax adjustments including those based on completed filings and assessments received from tax authorities, $1.5 million arrears interest relating to unrecognized tax benefits, and $2.1 million income tax recovery related to the adjustments above.

(5) $24.8 million stock-based compensation expense; $39.3 million amortization of purchased intangible assets; $0.8 million restructuring costs; $8.2 million foreign exchange gain on foreign tax liabilities; $5.6 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $15.0 million gain on the repurchase of senior convertible notes, net; $0.4 million recovery of investment loss; $4.3 million for asset impairment; $11.8 million related to loss on investment securities; and $92.1 million income tax recovery relating to $94.3 million related to the net adjustment to accrual for unrecognized tax benefits, $5.6 million deferred tax expense relating to unrealized gain on foreign exchange translation of a foreign subsidiary, and $3.4 million income tax effect related to the non-GAAP adjustments above.

During the second quarter of 2008, the Company reached a settlement on several ongoing foreign tax matters related to prior years for amounts less than had been accrued as unrecognized tax benefits.  As part of the settlement, the Company agreed to a cash payment of $18.0 million and utilized $38.1 million in investment tax credits.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 27,	December 28,
	2009	2008
		As adjusted *
ASSETS:
Current assets:
Cash and cash equivalents	$192,841	$97,839
Short-term investments	67,928	209,685
Accounts receivable, net	50,745	40,191
Inventories, net	31,531	34,003
Prepaid expenses and other current assets	14,476	9,683
Deferred tax assets	3,052	3,949
Total current assets	360,573	395,350

Property and equipment, net	13,909	15,858
Investment securities	192,636	-
Goodwill	396,144	396,144
Intangible assets, net	110,458	153,956
Deferred tax assets	250	-
Prepaid expenses	26,187	-
Investments and other assets	10,175	3,512
Deposits for wafer fabrication capacity	5,145	5,145
	$1,115,477	$969,965

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$22,266	$17,066
Accrued liabilities	52,996	51,390
Liability for unrecognized tax benefit	31,330	23,398
Income taxes payable	7,261	-
Deferred income taxes	681	2,042
Accrued restructuring costs	3,994	5,938
Deferred income	12,498	11,200
Total current liabilities	131,026	111,034

2.25% senior convertible notes due October 15, 2025, net	58,356	55,357
Long-term obligations	6,211	503
Deferred income taxes	22,695	17,806
Liability for unrecognized tax benefit	14,663	3,352

PMC special shares convertible into 1,570 (2008 - 2,045) shares of common stock	2,003	2,655

Stockholders' equity
Common stock and additional paid in capital	1,521,723	1,471,717
Accumulated other comprehensive income (loss)	1,164	(3,218)
Accumulated deficit	(642,364)	(689,241)
Total stockholders' equity	880,523	779,258
	$1,115,477	$969,965

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended

	December 27,	December 28,
	2009	2008
		As adjusted *

Cash flows from operating activities:
Net income	$46,877	$128,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,577	59,796
Stock-based compensation	21,396	24,838
Unrealized foreign exchange (gain) loss, net	2,542	(8,362)
Non-cash accretion of investment securities	(359)	-
Asset impairment	-	4,300
Gain on repurchase of senior convertible notes, net	-	(14,980)
Gain on disposal of property and equipment	-	(32)
Loss on subleased facilities	538	-

Changes in operating assets and liabilities:
Accounts receivable	(10,554)	(829)
Inventories	2,723	613
Prepaid expenses and other current assets	1,132	6,743
Accounts payable and accrued liabilities	(2,531)	(40,240)
Deferred income taxes and income taxes payable	4,147	(70,491)
Accrued restructuring costs	(2,029)	(4,720)
Deferred income	1,298	(2,474)
Net cash provided by operating activities	121,757	82,459

Cash flows from investing activities:
Purchases of property and equipment	(6,215)	(6,802)
Proceeds from sale of property and equipment	31	-
Purchases of intangible assets	(1,590)	(5,913)
Redemption of short-term investments	186,443	-
Disposals of investment securities	59,298	-
Purchases of investment securities	(295,365)	(209,685)
Net cash used in investing activities	(57,398)	(222,400)

Cash flows from financing activities:
Repurchase of senior convertible notes	-	(139,341)
Proceeds from issuance of common stock	28,293	16,510
Net cash provided by (used in) financing activities	28,293	(122,831)

Effect of exchange rate changes on cash and cash equivalents	2,350	(4,311)
Net increase (decrease) in cash and cash equivalents	95,002	(267,083)
Cash and cash equivalents, beginning of the year	97,839	364,922
Cash and cash equivalents, end of the year	$192,841	$97,839

CONTACT:
PMC-Sierra, Inc.
Vice President & CFO
Mike Zellner, 1-408-988-1204
or
VP Marketing Communications
David Climie, 1-408-988-8276
or
Sr Manager, Communications
Susan Shaw, 1-408-988-8515